EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Florida Power & Light Company on Form S-3 of our report dated February 8, 2002, except for Note 18, as to which the date is March 25, 2002, appearing in the Annual Report on Form 10-K of Florida Power & Light Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida

March 14, 2003